EXHIBIT 10.1
                                  ------------


FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION
October 29, 1997                          Contact: Robert P. Mulreaney
                                                   Chief Financial Officer

                                                   Brian J. Lewbart
                                                   Director of Public Relations
                                                   (410) 234-0782

     PRIME RETAIL ACQUIRES OUTLET CENTERS IN KITTERY, MAINE AND LATHAM, N.Y.

          Acquisitions Continue Developer's Aggressive Growth Strategy



     BALTIMORE -- Prime Retail,  Inc.  ("Prime Retail" or the "Company")  (NYSE:
PRT, PRT.PRB) has acquired Tidewater Outlet Mall, Manufacturer's Outlet Mall, Kittery Outlet Village (the "Kittery Properties"), and Latham Factory Outlet Center (the "Latham Property") from an unrelated third party for $26.0 million. The Company financed the purchase with proceeds from its recently completed $161.0 million common stock offering.
     Abraham Rosenthal, chief executive officer of the Company, stated, "The addition of these centers is another important component of the Company's aggressive growth strategy and we are pleased to add them to our factory outlet portfolio. These acquisitions are expected to be accretive to our earnings and are a great addition to our outlet center portfolio in terms of tenant mix and quality of real estate. With sales in excess of $400 per square foot, the Kittery Properties will strengthen our portfolio and become one of our top performing centers nationwide. The centers also give Prime Retail its first presence in the Northeast region of the United States."
     The Kittery Properties are located in Kittery, Maine and serve the Boston, Mass. and Portland, Maine markets. The Kittery Properties contain approximately 121,000 square feet of gross leasable area ("GLA") and were 100.0% occupied as of October 28, 1997. Lead merchants at the Kittery Properties include Bose, Corning-Revere, Crate & Barrel, J. Crew, Hickey Freeman, Jones New York, Old Navy, Polo Ralph Lauren, and Reebok.
     "Kittery's growth into one of the leading outlet shopping destinations in the country, as well as the popularity of Maine's seacoast region as a tourist destination, make the area particularly appealing," Rosenthal said.
     The Latham Property is located in Latham, N.Y., north of Albany, N.Y. and south of Saratoga Springs, N.Y. The Latham Property contains approximately 43,000 square feet of GLA and was 100.0% occupied as of October 28, 1997. Lead merchants at the Latham Property include Dansk, Jones New York, and Lenox.

                                    --more--

PRIME RETAIL ACQUIRES CENTERS                                             page 2


     "The population base in the tri-city area of Albany, Troy and Schenectady, combined with its location on the way to and from the Saratoga Springs and Lake George tourist areas, make Latham an attractive outlet location," Rosenthal said.
     William H. Carpenter, Jr., president and chief operating officer of the Company, stated, "Both projects have a strong tenant mix and we believe that our leasing, marketing, and operations teams will enhance the shopping experience at these centers."
     Prime Retail is a self-administered, self-managed real estate investment trust engaged in the ownership, development, and management of factory outlet centers. With these most recent acquisitions, Prime Retail's outlet center portfolio now includes 26 outlet centers in 20 states, which total approximately
6.5 million square feet of GLA. Prime Retail has been a developer of factory outlet centers since 1988. For additional information, visit Prime Retail's web site at: www.primeretail.com.
     Some of the information contained herein includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which reflect management's current views with respect to future events and financial performance and, accordingly, such statements are subject to various risks and uncertainties.



                                      # # #